Exhibit 99.1

SemiLEDs Reports Second Quarter Fiscal Year 2014

Financial Results

Hsinchu, Taiwan (April 14, 2014) — SemiLEDs Corporation (NASDAQ: LEDS), “SemiLEDs” or the “Company,” a developer and manufacturer of LED chips and LED components, today announced its financial results for the second quarter of fiscal year 2014, ended February 28, 2014.

Revenue for the second quarter of fiscal 2014 was $4.2 million, a 22% increase compared to $3.4 million in the first quarter of fiscal 2014. GAAP net loss attributable to SemiLEDs stockholders for the second quarter of fiscal 2014 was $6.4 million, or a net loss of $0.23 per diluted share, compared to GAAP net loss attributable to SemiLEDs stockholders of $6.3 million, or a net loss of $0.23 per diluted share, for the first quarter of fiscal 2014.

“We are pleased with the sequential revenue growth we achieved in the quarter, however we continue to take actions to reduce our cost and lower our negative cash flow while reorienting the business toward more profitable and specialty segments of the industry, such as UV, entertainment and architecture,” said Trung Doan, Chairman, President and CEO.  “As we focus our development efforts on new product offerings and technology advances for these specialty markets, we believe our financial results will improve in the quarters to come,” concluded Doan.

On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for the second quarter of fiscal 2014 was $5.9 million, or a net loss of $0.21 per diluted share, compared to non-GAAP net loss attributable to SemiLEDs stockholders of $5.8 million, or a net loss of $0.21 per diluted share, for the first quarter of fiscal 2014.

GAAP gross margin for the second quarter of fiscal 2014 was negative 75%, compared with gross margin for the first quarter of fiscal 2014 of negative 68%, primarily due to inventory write-downs as a result of increasing pricing pressure for our LED chips, and excess capacity charges. Operating margin for the second quarter of fiscal 2014 was negative 159% compared with negative 179% in the first quarter of fiscal 2014.

The Company’s cash and cash equivalents were $21.5 million at the end of the second quarter of fiscal 2014, compared to the first quarter fiscal 2014 ending balance of $28.1 million. Cash used in operating activities was $4.2 million in the second quarter of fiscal 2014.

Management’s Prepared Remarks

In conjunction with the dissemination of this release, SemiLEDs will post management’s prepared remarks for its second fiscal quarter 2014 financial results and business outlook for the fiscal third quarter on the Investors section of its website at http://investors.semileds.com/events.cfm.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting, along with specialty industrial applications such as ultraviolet (UV) curing, medical/cosmetic, counterfeit detection, horticulture, architectural lighting and entertainment lighting. SemiLEDs sells blue, white, green and UV LED chips.

Non-GAAP Financial Measures

SemiLEDs has provided in this press release adjusted financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. SemiLEDs uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. SemiLEDs believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in SemiLEDs’ industry, many of which present similar non-GAAP financial measures to investors. The historical non-GAAP financial measures presented above exclude the following items required to be included by GAAP: non-cash stock-based compensation charges and the related tax effect, if any. In addition to the non-GAAP financial measures discussed above, SemiLEDs also uses free cash flow as a measure of operating performance. Free cash flow represents cash provided by operating activities less capital expenditures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures to GAAP results has been provided in the financial statement tables included in this press release.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of future revenues, income, margins or other financial information; any statements about historical results that may suggest trends for SemiLEDs’ business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding recovery of the LED industry, market opportunities and other future events or technology developments; any statements regarding SemiLEDs’ position to capitalize on any market opportunities; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future SemiLEDs’ or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. SemiLEDs’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risks and other factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Timothy Lin

Interim Chief Financial Officer

SemiLEDs Corporation

415-471-2700

investor@semileds.com

Erica Mannion

Investor Relations

Sapphire Investor Relations, LLC

415-471-2700

investor@semileds.com

SEMILEDS CORPORATION

Unaudited Condensed Consolidated Balance Sheets

(In thousands of U.S. dollars)

	February 28, 2014	November 30, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,511	$28,122
Accounts receivable, net	2,472	2,417
Accounts receivable from related parties, net	120	133
Inventories	10,809	11,342
Prepaid expenses and other current assets	1,975	1,149
Total current assets	36,887	43,163
Property, plant and equipment, net	28,384	29,487
Intangible assets, net	1,481	1,431
Goodwill, net	58	59
Investments in unconsolidated entities	2,220	2,220
Other assets	1,330	1,470
TOTAL ASSETS	$70,360	$77,830
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current installments of long-term debt	$2,115	$2,243
Accounts payable	3,854	2,455
Accrued expenses and other current liabilities	4,577	5,802
Deferred income, current portion	51	51
Total current liabilities	10,597	10,551
Long-term debt, excluding current installments	5,145	5,755
Deferred income, net of current portion	314	327
Total liabilities	16,056	16,633
EQUITY:
SemiLEDs stockholders’ equity Common stock	—	—
Additional paid-in capital	170,046	169,505
Accumulated other comprehensive income	5,070	6,075
Accumulated deficit	(120,856)	(114,447)
Total SemiLEDs stockholders’ equity	54,260	61,133
Noncontrolling interests	44	64
Total equity	54,304	61,197
TOTAL LIABILITIES AND EQUITY	$70,360	$77,830

SEMILEDS CORPORATION

Unaudited Condensed Consolidated Statements of Operations

(In thousands of U.S. dollars and shares, except per share data)

	Three Months Ended
	February 28, 2014	November 30, 2013
Revenues, net	$4,171	$3,417
Cost of revenues	7,308	5,754
Gross loss	(3,137)	(2,337)
Operating expenses:
Research and development	1,219	1,126
Selling, general and administrative	2,263	2,644
Total operating expenses	3,482	3,770
Loss from operations	(6,619)	(6,107)
Other income (expenses):
Equity in losses from unconsolidated entity	(67)	(63)
Interest expenses, net	(1)	(37)
Other income, net	52	54
Foreign currency transaction gains (losses), net	207	(197)
Total other income (expenses), net	191	(243)
Loss before income taxes	(6,428)	(6,350)
Income tax expense	—	—
Net loss	(6,428)	(6,350)
Less: Net loss attributable to noncontrolling interests	(19)	(58)
Net loss attributable to SemiLEDs stockholders	$(6,409)	$(6,292)
Net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	$(0.23)	$(0.23)
Shares used in computing net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	27,882	27,784

SEMILEDS CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(In thousands of U.S. dollars, except per share data)

	Three Months Ended
Non-GAAP Net Loss	February 28, 2014	November 30, 2013

GAAP net loss attributable to SemiLEDs stockholders	$(6,409)	$(6,292)
Adjustments:
Stock-based compensation expense	515	533
Income tax effect	—	—
Non-GAAP net loss attributable to SemiLEDs stockholders	$(5,894)	$(5,759)

Diluted net loss per share attributable to SemiLEDs stockholders:
GAAP net loss	$(0.23)	$(0.23)
Non-GAAP net loss	$(0.21)	$(0.21)

	Three Months Ended
Free Cash Flow	February 28, 2014	November 30, 2013

Net cash used in operating activities	$(4,203)	$(5,428)
Less: Capital expenditures	928	483
Total free cash flows	$(5,131)	$(5,911)